Exhibit 99.1

pingtan marine enterprise CFO interviewed by phoenix satellite TV

FUZHOU, China, December 30, 2016 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), ("Pingtan," or the "Company") a global fishing company based in the People's Republic of China (PRC), today announced that the Company’s Chief Financial Officer, Mr. Roy Yu has been interviewed by Phoenix Satellite TV North America Chinese Channel (“Phoenix TV US”) and will be featured in one of its weekly finance TV programs.

This interview will be part of a weekly finance TV program of Phoenix TV US, and will be broadcast during the episodes of January 6, 2017, January 13, 2017 and January 20, 2017, and the broadcast time for the program will be at 7:30PM to 8:30PM EST and archived thereafter. The language used in this interview is Mandarin, and the Company will provide the video links and English translated transcript of the interview to the Company’s website once it becomes available.

About Phoenix Satellite TV

Phoenix Satellite TV began to broadcast on March 31, 1996, a multi-channel television broadcaster, with the Phoenix Chinese Channel, the Phoenix InfoNews Channel, the Phoenix Chinese News and Entertainment Channel which broadcasts in Europe, the Phoenix North American Chinese Channel, the Phoenix Movie Channel and the Phoenix Hong Kong Channel.

For more information regarding Phoenix Satellite TV, please visit:

http://phtv.ifeng.com/english.shtml

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, Please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Adam Prior, Senior Vice President

Tel: (212) 836-9606

aprior@equityny.com

In China

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com